Exhibit 99.1

O S H K O S H C O R P O R A T I O N

For more information, contact:

Financial:	Patrick Davidson
Senior Vice President, Investor Relations
920.502.3266

Media:	Bryan Brandt
Senior Vice President, Chief Marketing Officer
920.502.3670

Oshkosh Corporation Reports 2026 First Quarter Results

Reports First Quarter Sales of $2.32 billion, up 0.2 Percent

Reports First Quarter Earnings per Share of $0.68 and Adjusted1 Earnings per Share of $0.85

Maintains 2026 Consolidated Financial Outlook

OSHKOSH, Wis. (May 8, 2026) – Oshkosh Corporation (NYSE: OSK), a leading innovator of purpose-built vehicles and equipment, today reported 2026 first quarter net income of $43.1 million, or $0.68 per diluted share, compared to net income of $112.2 million, or $1.72 per diluted share, for the first quarter of 2025. Adjusted1 net income was $53.8 million, or $0.85 per diluted share, for the first quarter of 2026 compared to $124.8 million, or $1.92 per diluted share, for the first quarter of 2025. Comparisons in this news release are to the first quarter of 2025, unless otherwise noted.

Consolidated sales in the first quarter of 2026 were relatively flat at $2.32 billion, as pricing, currency and the impact of cumulative catch-up adjustments offset lower sales volume.

Consolidated operating income in the first quarter of 2026 decreased 53.2 percent to $82.0 million, or 3.5 percent of sales, compared to $175.4 million, or 7.6 percent of sales, in the first quarter of 2025. The decrease was primarily due to unfavorable sales mix, higher manufacturing overhead costs and lower sales volume.

Adjusted1 operating income in the first quarter of 2026 decreased 49.8 percent to $96.3 million, or 4.2 percent of sales, compared to $191.8 million, or 8.3 percent of sales, in the first quarter of 2025.

“We delivered first quarter adjusted earnings per share of $0.85 reflecting lower results in our Access and Vocational segments compared with last year,” said John Pfeifer, president and chief executive officer of Oshkosh Corporation. “While fire truck production improved year-over-year, deliveries were below our expectations, driven in part by weather- and travel-related disruptions.

“In Access, lower results reflected adverse sales mix and unfavorable price-cost dynamics. We saw strong order activity and solid demand in the segment, supported by mega projects, including data center-related construction. Our Transport segment performed in line with our expectations as we continue to ramp NGDV production and execute on our defense portfolio.

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

“Importantly, demand across our segments remains solid and we have good visibility for the remainder of the year. We are maintaining our full-year expectation of adjusted earnings per share in the range of $11.50,” added Pfeifer.

Factors affecting first quarter results for the Company’s business segments included:

Access - Access segment sales for the first quarter of 2026 decreased $13.7 million, or 1.4 percent, to $943.4 million primarily due to lower sales volume, offset in part by favorable currency.

Access segment operating income in the first quarter of 2026 decreased 66.3 percent to $34.7 million, or 3.7 percent of sales, compared to $103.1 million, or 10.8 percent of sales, in the first quarter of 2025. The decrease was primarily due to adverse sales mix, adverse price/cost dynamics and lower sales volume.

Adjusted1 operating income in the first quarter of 2026 was $38.8 million, or 4.1 percent of sales, compared to $107.8 million, or 11.3 percent of sales, in the first quarter of 2025.

Vocational - Vocational segment sales for the first quarter of 2026 decreased $41.8 million, or 4.8 percent, to $825.0 million as lower sales volume was offset in part by improved pricing.

Vocational segment operating income in the first quarter of 2026 decreased 28.1 percent to $84.7 million, or 10.3 percent of sales, compared to $117.8 million, or 13.6 percent of sales, in the first quarter of 2025. The decrease was primarily due to lower sales volume, higher manufacturing overhead costs and adverse sales mix, offset in part by favorable price/cost dynamics.

Adjusted1 operating income in the first quarter of 2026 was $94.1 million, or 11.4 percent of sales, compared to $128.8 million, or 14.9 percent of sales, in the first quarter of 2025.

Transport - Transport segment sales for the first quarter of 2026 increased $49.8 million, or 10.8 percent, to $512.8 million primarily due to higher sales volume and the impact of cumulative catch-up adjustments on contracts. Higher sales volume reflected the ramp-up of Next Generation Delivery Vehicle (NGDV) production for the United States Postal Service, which was offset in part by lower tactical wheeled vehicle and aftermarket sales volume.

Transport segment operating income in the first quarter of 2026 was $4.2 million, or 0.8 percent of sales, compared to $0.6 million, or 0.1 percent of sales, in the first quarter of 2025. The increase was primarily the result of lower adverse cumulative catch-up adjustments and higher sales volume, offset in part by higher manufacturing overhead costs and adverse sales mix.

Corporate and other - Net operating costs for corporate and other in the first quarter of 2026 decreased $4.5 million to $41.6 million primarily due to improvements at Pratt Miller.

Repurchases of Common Stock - The Company repurchased 303,592 shares of common stock in the first quarter of 2026 for $47.3 million. Share repurchases completed during the previous twelve months benefited earnings per share in the first quarter of 2026 by $0.02 compared to the first quarter of 2025.

2026 Expectations

The Company continues to expect its 2026 diluted earnings per share to be in the range of $10.90 and its adjusted1 earnings per share to be in the range of $11.50, on net sales of approximately $11.0 billion.

Dividend Announcement

The Company’s Board of Directors today declared a quarterly cash dividend of $0.57 per share of Common Stock. The dividend will be payable on June 9, 2026 to shareholders of record as of May 26, 2026.

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

Conference Call

The Company will host a conference call at 9:00 a.m. EDT this morning to discuss its first quarter 2026 results and 2026 expectations. Slides for the call will be available on the Company’s website beginning at 7:00 a.m. EDT this morning. The call will be simultaneously webcast. To access the webcast, go to oshkoshcorp.com at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

Forward-Looking Statements

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, growth and drivers, capital allocation, resiliency, targets, projected sales, costs, margins, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “confident” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, fire apparatus, refuse and recycling collection and air transportation equipment markets, which are particularly impacted by the strength of U.S. and European economies and construction outlooks; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the Company's ability to predict the level and timing of orders and costs on the U.S. Postal Service contract; risks that trade wars and related tariffs could further reduce demand for or competitiveness of the Company’s products or cause inefficiencies in the Company's supply chain; the Company’s ability to increase prices to raise margins or to offset higher input costs; the Company's ability to achieve its projected material and manufacturing efficiency savings; the Company's ability to accurately predict future input costs associated with U.S. Department of Defense contracts; the Company’s ability to attract and retain production labor in a timely manner; the Company's ability to increase production rates in its municipal fire apparatus and delivery businesses; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the impact of severe weather, war, natural disasters or pandemics that may affect the Company, its suppliers or its customers; budget uncertainty for the U.S. federal government, including risks of future budget cuts, the impact of continuing resolution funding mechanisms or a prolonged federal government shutdown; the impact of any U.S. Department of Defense solicitation for competition for future contracts to produce military vehicles; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Form 10-K. All forward-looking statements speak only as of the date of this news release. The Company assumes no obligation, and disclaims any obligation, to update information contained in this news release. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

About Oshkosh Corporation

At Oshkosh (NYSE: OSK), we make innovative, purpose-built equipment to help everyday heroes advance communities around the world. Headquartered in Wisconsin, Oshkosh Corporation employs over 18,000 team members worldwide, all united behind a common purpose: to make a difference in people’s lives. Oshkosh products can be found in more than 150 countries under the brands of JLG®, Pierce®, MAXIMETAL, Oshkosh® S-Series™, McNeilus®, IMT®, Jerr-Dan®, Frontline™ Communications, Oshkosh® Airport Products, Oshkosh AeroTech™, Oshkosh® Defense and Pratt Miller. For more information, visit oshkoshcorp.com.
________

®, ™ All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

1 This news release refers to GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. Oshkosh Corporation believes that the non-GAAP measures provide investors a useful comparison of the Company’s performance to prior period results. These non-GAAP measures may not be comparable to similarly-titled measures disclosed by other companies. A reconciliation of the Company’s presented non-GAAP measures to the most directly comparable GAAP measures can be found under the caption “Non-GAAP Financial Measures” in this news release.

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

OSHKOSH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$2,317.8	$2,312.8
Cost of sales	2,005.9	1,912.9
Gross income	311.9	399.9

Operating expenses:
Selling, general and administrative	215.6	211.0
Amortization of purchased intangibles	14.3	13.5
Total operating expenses	229.9	224.5
Operating income	82.0	175.4

Other income (expense):
Interest expense	(29.8)	(27.0)
Interest income	4.5	2.0
Miscellaneous, net	(2.0)	0.5
Income before income taxes and losses of unconsolidated affiliates	54.7	150.9
Provision for income taxes	10.5	36.8
Income before losses of unconsolidated affiliates	44.2	114.1
Losses of unconsolidated affiliates	(1.1)	(1.9)
Net income	$43.1	$112.2

Earnings per share:
Basic	$0.69	$1.73
Diluted	0.68	1.72

Basic weighted-average shares outstanding	62,824,046	64,796,278
Dilutive equity-based compensation awards	476,875	276,081
Diluted weighted-average shares outstanding	63,300,921	65,072,359

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

OSHKOSH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions; unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$250.3	$479.8
Receivables, net	1,503.2	1,456.1
Unbilled receivables, net	698.2	702.7
Inventories	2,515.9	2,375.0
Income taxes receivable	49.8	52.4
Other current assets	89.0	102.5
Total current assets	5,106.4	5,168.5
Property, plant and equipment:
Property, plant and equipment	2,514.0	2,571.7
Accumulated depreciation	(1,265.2)	(1,300.5)
Property, plant and equipment, net	1,248.8	1,271.2
Goodwill	1,442.7	1,448.1
Purchased intangible assets, net	718.9	734.8
Deferred income taxes	196.1	201.0
Deferred contract costs	813.4	825.5
Other non-current assets	434.8	423.3
Total assets	$9,961.1	$10,072.4

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facilities and current maturities of long-term debt	$546.2	$0.6
Accounts payable	992.5	1,074.2
Customer advances	814.8	737.1
Payroll-related obligations	178.3	218.4
Income taxes payable	96.6	141.3
Other current liabilities	497.0	492.8
Total current liabilities	3,125.4	2,664.4
Long-term debt	600.6	1,100.3
Non-current customer advances	1,203.4	1,222.7
Deferred income taxes	24.5	25.7
Other non-current liabilities	540.9	528.8
Commitments and contingencies
Shareholders’ equity	4,466.3	4,530.5
Total liabilities and shareholders’ equity	$9,961.1	$10,072.4

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

OSHKOSH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions; unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$43.1	$112.2
Depreciation and amortization	60.6	53.6
Stock-based incentive compensation	9.7	8.2
Deferred income taxes	4.6	(12.1)
Other non-cash adjustments	4.8	3.5
Changes in operating assets and liabilities	(283.8)	(560.3)
Net cash used in operating activities	(161.0)	(394.9)

Investing activities:
Additions to property, plant and equipment	(28.1)	(40.3)
Additions to equipment held for rental	(1.5)	(4.4)
Proceeds from sale of equipment held for rental	29.6	0.4
Other investing activities	1.1	1.2
Net cash provided by (used in) investing activities	1.1	(43.1)

Financing activities:
Proceeds from issuance of debt	259.8	1,646.0
Repayments of debt	(214.1)	(1,130.1)
Repurchases of Common Stock	(47.3)	(28.7)
Dividends paid	(35.6)	(32.9)
Other financing activities	(31.3)	(16.2)
Net cash provided by (used in) financing activities	(68.5)	438.1

Effect of exchange rate changes on cash and cash equivalents	(1.1)	5.3
Increase (decrease) in cash and cash equivalents	(229.5)	5.4
Cash and cash equivalents at beginning of period	479.8	204.9
Cash and cash equivalents at end of period	$250.3	$210.3

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

OSHKOSH CORPORATION

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended March 31,
	2026	2025
Net Sales
Access
Aerial work platforms	$431.0	$450.8
Telehandlers	208.2	244.5
Other	304.2	261.8
Total Access	943.4	957.1
Vocational
Municipal fire apparatus	331.5	329.8
Airport products	226.6	225.3
Refuse and recycling vehicles	153.7	205.5
Other	113.2	106.2
Total Vocational	825.0	866.8
Transport
Defense	296.2	412.7
Delivery vehicles	216.6	50.3
Total Transport	512.8	463.0
Corporate and other	36.6	25.9
Consolidated	$2,317.8	$2,312.8

	Three Months Ended March 31,
	2026	2025
Operating Income (Loss)
Access	$34.7	$103.1
Vocational	84.7	117.8
Transport	4.2	0.6
Corporate and other	(41.6)	(46.1)
Consolidated	$82.0	$175.4

	March 31,
	2026	2025
Period-end backlog:
Access	$1,838.5	$1,804.8
Vocational	6,627.6	6,340.1
Transport	5,959.0	6,400.6
Corporate and other	111.4	70.1
Consolidated	$14,536.5	$14,615.6

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles in the United States of America (GAAP). The Company is presenting various operating results both on a GAAP basis and on a basis excluding items that affect comparability of results. When the Company excludes certain items as described below, they are considered non-GAAP financial measures. The Company believes excluding the impact of these items is useful to investors in comparing the Company’s performance to prior period results. However, while adjusted operating income, adjusted net income and adjusted earnings per share exclude amortization of purchased intangibles, revenue and earnings of acquired companies are reflected in adjusted operating income, adjusted net income and adjusted earnings per share and intangible assets contribute to the generation of revenue and earnings. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s results prepared in accordance with GAAP. The table below presents a reconciliation of the Company’s presented non-GAAP measures to the most directly comparable GAAP measures (in millions, except per share amounts):

	Three Months Ended March 31,
	2026	2025
Access segment operating income (GAAP)	$34.7	$103.1
Amortization of purchased intangibles	4.1	4.7
Adjusted Access segment operating income (non-GAAP)	$38.8	$107.8

Vocational segment operating income (GAAP)	$84.7	$117.8
Amortization of purchased intangibles	9.4	11.0
Adjusted Vocational segment operating income (non-GAAP)	$94.1	$128.8

Corporate and other operating loss (GAAP)	$(41.6)	$(46.1)
Amortization of purchased intangibles	0.8	0.7
Adjusted corporate and other operating loss (non-GAAP)	$(40.8)	$(45.4)

Consolidated operating income (GAAP)	$82.0	$175.4
Amortization of purchased intangibles	14.3	16.4
Adjusted consolidated operating income (non-GAAP)	$96.3	$191.8

Provision for income taxes (GAAP)	$10.5	$36.8
Income tax effects of adjustments	3.6	3.8
Adjusted provision for income taxes (non-GAAP)	$14.1	$40.6

Net income (GAAP)	$43.1	$112.2
Amortization of purchased intangibles	14.3	16.4
Income tax effects of adjustments	(3.6)	(3.8)
Adjusted net income (non-GAAP)	$53.8	$124.8

Earnings per share-diluted (GAAP)	$0.68	$1.72
Amortization of purchased intangibles	0.23	0.25
Income tax effects of adjustments	(0.06)	(0.05)
Adjusted earnings per share-diluted (non-GAAP)	$0.85	$1.92

-more-

Oshkosh Corporation Reports Results for 2026 First Quarter

May 8, 2026

2026 Expectations
Earnings per share-diluted (GAAP)	$10.90
Amortization of purchased intangibles, net of tax	0.60
Adjusted earnings per share-diluted (non-GAAP)	$11.50

###